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                                                                  Exhibit 23(a)




                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-3 of our reports dated August 23, 1999, appearing and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc., for the year ended June 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                             DELOITTE & TOUCHE LLP



March 7, 2000
New York, New York